PURCHASE AGREEMENT AND DEBENTURE AMENDMENT AGREEMENT

This PURCHASE AGREEMENT AND DEBENTURE AMENDMENT AGREEMENT (the “Agreement”), dated as of April 15, 2010, is between Statmon Technologies Corp., a Nevada corporation (the “Company”), with its principal place of business at 3000 Lakeside Drive, Suite 300 South, Bannockburn, Illinois 60015, Gemini Master Fund, Ltd. (“Gemini”), Harborview Master Fund LP (“Harborview”) and Monarch Capital Fund Ltd. (“Monarch” and, collectively with Gemini and Harborview, “Purchasers”).

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of March 5, 2008, between the Company and the Purchasers (the “Purchase Agreement”), the Purchasers purchased from the Company an aggregate of $1,500,000 in principal amount of Original Issue Discount Senior Secured Convertible Debentures due March 5, 2010 (“Debentures”), an aggregate of 1,526,874 warrants (“Warrants”) to purchase common stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 promulgated thereunder.  In the same transaction, the Purchasers also purchased Additional Investment Rights to purchase up to an aggregate of $1,500,000 in principal amount of Debentures and 1,526,874 Warrants (the “Additional Investment Rights”) but the Additional Investment Rights have subsequently terminated in accordance with their terms;

WHEREAS, as of the date hereof, Gemini holds Debentures with a principal amount of $150,000, Harborview holds Debentures with a principal amount of $800,000 and Monarch holds Debentures with a principal amount of $200,000;

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company and the Purchasers wish to amend the maturity date of the Debentures from March 5, 2010 to May 31, 2010 (the “Extension”) and to amend certain definitions in the Purchase Agreement; and

WHEREAS, as consideration for the Extension, the Company wishes to issue to the Purchasers an aggregate number of shares of Common Stock equal to the sum of (i) the aggregate principal amount of the Debentures outstanding on the date hereof multiplied by twenty-five percent (25%), the product of which is then divided by the Consideration Conversion Price (as defined herein) and (ii) an aggregate number of shares of Common Stock equal to 191,165 (such shares, the “Consideration Shares” and such number of Consideration Shares, the “Consideration Share Number”) pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. All initially capitalized, undefined terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement.  For purposes of this Agreement, the “Consideration Conversion Price” means $0.25.

2.           Amendment to Debentures.  The Company and the Purchasers hereby agree to amend the definition of Maturity Date in the second paragraph of the Preamble of the Debentures by deleting in entirety “March 5, 2010” and inserting in its place “May 31, 2010” (the “Debenture Amendment”).

3.           Amendment to Purchase Agreement.  The Company and the Purchasers hereby agree (i) to amend the definition of Securities in Section 1.1 of the Purchase Agreement by inserting immediately following “Underlying Shares” the words “and the Consideration Shares” and (ii) to amend the definition of Transaction Documents in Section 1.1 of the Purchase Agreement by inserting immediately following “Subsidiary Guarantee,” the words “Purchase Agreement and Debenture Amendment Agreement,”.

4.           Issuance of Shares.  In consideration for the Debenture Amendment, the Company shall issue and deliver to each Purchaser a Consideration Share Number equal to the sum of (i) the outstanding principal amount of such Purchaser’s Debenture multiplied by twenty-five percent (25%), the product of which is then divided by the Consideration Conversion Price and (ii) such Purchaser’s pro-rata portion of 191,165 shares of Common Stock based on the outstanding principal amount of such Purchaser’s Debenture, as such Consideration Share Number shall be set forth on Exhibit A attached hereto.

5.           Transfer Restrictions.  The Consideration Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Consideration Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Consideration Shares under the Securities Act. The Purchasers agree to the imprinting of a legend on the stock certificates evidencing the Consideration Shares in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION.  THE COMPANY MAY REFUSE TO AUTHORIZE ANY TRANSFER OF THE SECURITIES IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNTIL IT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Certificates evidencing the Consideration Shares shall not contain any legend (including the legend set forth in this Section 5), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Consideration Shares pursuant to Rule 144, (iii) if such Consideration Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Consideration Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after any event in (i)-(iv) herein if required by the Transfer Agent to effect the removal of the legend hereunder.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.  Consideration Share Certificates (as defined below) subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

6.           Furnishing of Information; Public Information.  As long as any Purchaser holds any Consideration Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.  As long as any Purchaser holds any Consideration Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Consideration Shares, including without limitation, under Rule 144.  The Company further covenants that it will take such further action as any Purchaser may reasonably request, to the extent required from time to time to enable such Purchaser to sell such Consideration Shares without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

7.          Closing.  This Agreement, including, without limitation, the Debenture Amendment, shall be effective as of the Closing Date.  For purposes herein, “Closing Date” means the Trading Day on which the Company delivers share certificates evidencing the Consideration Shares (such certificates, the “Consideration Share Certificates”) to each Purchaser, in the respective share amounts set forth on Exhibit A attached hereto, in accordance with the delivery instructions provided to the Company by each Purchaser.  The Company shall use commercially reasonable efforts to deliver the Consideration Shares to each Purchaser within three Trading Days of the date of this Agreement.

8.          Securities Law Disclosure; Form D and Blue Sky Filings.  The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated herein, and including this Agreement as an exhibit thereto.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Consideration Shares for sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

9.          Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties set forth below to the Purchasers as of the date of this Agreement:

  (a)           Authorization; Enforcement.  The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)           Issuance of Consideration Shares.  When issued in accordance with the terms of this Agreement, the Consideration Shares shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital a number of shares of Common Stock for issuance equal to the number of Consideration Shares to be issued pursuant to this Agreement.

(d)           Other Representations, Warranties and Covenants.  Except as disclosed in the SEC Reports, the Company hereby makes the representations, warranties and covenants set forth in the Purchase Agreement as though fully set forth herein as of the date hereof, and all such representations, warranties and obligations are incorporated herein by reference.

10.          Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof to the Company as follows:

(a)           Authority. The execution, delivery and performance by such Purchaser of this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Consideration Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Consideration Shares as principal for its own account and not with a view to or for distributing or reselling such Consideration Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Consideration Shares in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Consideration Shares (this representation and warranty not limiting such Purchaser’s right to sell the Consideration Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Consideration Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Consideration Shares.

(c)           Purchaser Status.  Such Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Consideration Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Consideration Shares and, at the present time, is able to afford a complete loss of such investment. Each Purchaser represents that, if it deems legal representation necessary, it has retained its own legal counsel separate and apart from any other Purchaser.

(e)           General Solicitation.  Such Purchaser is not acquiring the Consideration Shares as a result of any advertisement, article, notice or other communication regarding the Consideration Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Affirmation of Prior Representations and Warranties.  Such Purchaser hereby represents and warrants to the Company that its representations and warranties listed in Section 3.2 of the Purchase Agreement are true and correct as of the date hereof.

11.           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

12.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Purchase Agreement.

13.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Purchasers. Each Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the applicable Purchase Agreement.

14.           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.           Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed pursuant to the internal laws of the State of New York in accordance with Section 5.9 of the Purchase Agreement.

16.           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

17.           Effect on Transaction Documents.  Except as expressly set forth herein, all of the terms and conditions of the Purchase Agreement, the Debentures, the Warrants, the Security Agreement and the other Transaction Documents shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein and the provisions of this Agreement, if not expressly set forth herein, shall otherwise be subject to the provisions of the Purchase Agreement and other Transaction Documents.

18.           Independent Nature of Holders’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein or in this Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement.  For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Weinstein Smith LLP (“WS”).  WS does not represent all of the Purchasers but only Harborview.  The Company has elected to provide all Purchasers with the same terms under this Agreement for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth above.

STATMON TECHNOLOGIES CORP.

By: __________________________
Name:
Title:

GEMINI MASTER FUND, LTD.

By: __________________________
Name:
Title:

HARBORVIEW MASTER FUND LP

By: __________________________
Name:
Title:

MONARCH CAPITAL FUND LTD.

By: __________________________
Name:
Title:

Exhibit A

Issuance of Consideration Shares of Common Stock as Extension Fee

	OID Principal Amount of Debenture	Multiply (a) by 25%	Divide (b) by $0.25	Consideration Shares on Principal Amount of Debenture	Additional Number of Consideration Shares (pro- rata portion of 191,165 shares)	Total Consideration Shares	Issue Date
Tranche I Purchaser	(a)	(b)	(c)	(d)	(e)	(f)	(g)

Harborview Master Fund	$800,000	200,000	800,000	800,000	133,332	933,332	April 15, 2010
Gemini Master Fund	$150,000	37,500	150,000	150,000	25,000	175,000	April 15, 2010
Monarch Capital Fund Ltd.	$200,000	50,000	200,000	200,000	33,333	233,333	April 15, 2010